Exhibit 99.1

CC Media Holdings, Inc. Reports Third Quarter 2010 Results
-Revenues increase 6%
-OIBDAN increases 25%

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San Antonio, Texas November 8, 2010... CC Media Holdings, Inc. (OTCBB: CCMO) today reported results for its third quarter ended September 30, 2010.

Third Quarter 2010 Results

CC Media Holdings reported revenues of $1.48 billion in the third quarter of 2010, an increase of 6% from the $1.39 billion reported for the third quarter of 2009, and revenues would have increased 7% excluding the effects of movements in foreign exchange rates.1

The Company’s operating expenses2 decreased 1% during the third quarter of 2010 compared to the third quarter of 2009, and would have been relatively flat excluding the effects of movements in foreign exchange rates.1   Included in the Company’s third quarter 2010 and 2009 operating and corporate expenses are approximately $3.0 million and $23.1 million of restructuring charges, respectively, and $8.3 million and $9.2 million, respectively, of non-cash compensation expense.

CC Media Holdings’ OIBDAN was $443.1 million in the third quarter of 2010, a 25% increase from the third quarter of 2009.1

The Company’s consolidated net loss in the third quarter of 2010 increased to $150.4 million compared to a consolidated net loss of $92.7 million for the same period in 2009.  Included in the 2009 results were gains of $229.0 million associated with debt repurchases.

"Our diversified media platform continued to build on the momentum of the first half of the year,” said Mark Mays, President and CEO of CC Media Holdings.  “Our radio and outdoor businesses generated healthy gains in revenue and improvement in profit margins, reflecting our leadership positions, expanding digital presence and efficient operating infrastructure.  As a result of the concerted investments we have made in our business, management and sales resources, we have emerged as a more focused, profit-driven organization delivering innovative products and measurable results for our advertising partners.”

Revenue, Operating Expenses and OIBDAN by Segment

(In thousands)	Three Months Ended September 30,		%
	2010	2009	Change
Revenue1
Radio Broadcasting	$743,034	$703,232	6%
Americas Outdoor	333,269	312,537	7%
International Outdoor	361,817	348,085	4%
Other	61,849	50,674	22%
Eliminations	(22,622)	(20,555)
Consolidated revenue	$1,477,347	$1,393,973	6%

Operating expenses 1,2
Radio Broadcasting	$441,693	$435,605	1%
Americas Outdoor	193,483	193,077	0%
International Outdoor	299,495	312,201	(4%)
Other	45,435	45,123	1%
Eliminations	(22,622)	(20,555)
Consolidated Operating expenses	$957,484	$965,451	(1%)

OIBDAN1
Radio Broadcasting	$301,341	$267,627	13%
Americas Outdoor	139,786	119,460	17%
International Outdoor	62,322	35,884	74%
Other	16,414	5,551	196%
Corporate	(76,786)	(74,889)
Consolidated OIBDAN	$443,077	$353,633	25%

1See reconciliations of revenue, direct operating and SG&A expenses and OIBDAN excluding the effects of foreign exchange, direct operating and SG&A expenses excluding non-cash compensation expense, segment OIBDAN to consolidated operating income (loss) and the reconciliation of OIBDAN to net income (loss) at the end of this press release.  See also definition of OIBDAN under the Supplemental Disclosure section in this release.

2The Company’s operating expenses include Direct operating expenses and SG&A expenses, but exclude non-cash compensation expenses associated with the Company’s stock option grants and restricted stock awards.

Radio Broadcasting

Radio broadcasting revenue increased $39.8 million during the third quarter of 2010 compared to the same period of 2009, primarily due to a $15.0 million increase in national advertising and a $14.0 million increase in local advertising driven by improved economic conditions and increases in average rate per minute during the third quarter of 2010 compared to the same period of 2009.  Increases occurred across various advertising categories including automotive, political, financial services and healthcare.

Operating expenses, excluding non-cash compensation, increased $6.1 million compared to the third quarter of 2009, primarily as a result of a $7.7 million increase in marketing and promotional expenses and an $8.1 million increase in bonus and commission expenses associated with the increase in revenue.  These increases were partially offset by declines in programming expenses and the impact of non-renewals of sports contracts.

Radio broadcasting OIBDAN for the third quarter of 2010 increased 13% to $301.3 million from $267.6 million for the same period of 2009. 1

Americas Outdoor Advertising

Americas’ outdoor revenue increased $20.7 million during the third quarter of 2010 compared to the same period of 2009 as a result of increased revenue across the Company’s advertising inventory, particularly digital.  The increase was driven by increases in both occupancy and rate.  Partially offsetting the revenue increase was the decrease in revenue related to the 2009 sale of the Company’s Taxi Media business.

Operating expenses were relatively flat during the third quarter of 2010 compared to the same period of 2009.  Higher variable costs included site-lease expenses, commission expenses and bonuses in connection with higher revenues, which were largely offset by the disposition of Taxi Media.

Americas’ OIBDAN for the third quarter of 2010 was $139.8 million, an increase of 17% when compared with the $119.5 million for the third quarter of 2009. 1

International Outdoor Advertising

International revenue increased $13.7 million during the third quarter of 2010 compared to the same period of 2009.  Revenue growth from all of the Company’s advertising inventory categories, particularly street furniture, and across most countries was partially offset by the exit from the business in Greece.  Foreign exchange movements negatively impacted revenues by $12.5 million.

Operating expenses, excluding non-cash compensation, decreased $12.7 million during the third quarter of 2010 compared to the same period of 2009, primarily from an $11.9 million decrease from movements in foreign exchange and a $4.7 million decline in site-lease expenses as a result of cost savings from the Company’s restructuring program and the exit from the business in Greece.

International OIBDAN for the third quarter of 2010 increased 74% to $62.3 million from $35.9 million for the third quarter of 2009. 1   Excluding the effects of movements in foreign exchange rates1, the increase in OIBDAN was 75%.

 Conference Call

Clear Channel Outdoor Holdings, Inc., a publicly traded subsidiary of CC Media Holdings, will be hosting a teleconference to discuss its results today at 5:00 p.m. Eastern Time.  The conference call number is 800-260-0702 and the pass code is 174479.  The teleconference will also be available via a live audio cast on the investor section of the Clear Channel Outdoor website, located at http://www.clearchanneloutdoor.com/corporate/investor_relations.htm.  A replay of the call will be available after the live conference call, beginning at 7:00 p.m. Eastern Time, for a period of one week.  The replay numbers are 800-475-6701 (U.S. callers) and 320-365-3844 (International callers) and the pass code is 174479.  The audio cast will also be archived on the website and will be available beginning 24 hours after the call for a period of one week.

TABLE 1 - Financial Highlights of CC Media Holdings, Inc. and Subsidiaries

(In thousands)	Three Months Ended September 30,
	2010	2009
Revenue	$1,477,347	$1,393,973
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	596,540	632,778
Selling, general and administrative expenses (excludes depreciation and amortization)	365,555	337,055
Corporate expenses (excludes depreciation and amortization)	80,518	79,723
Depreciation and amortization	184,079	190,189
Other operating income (expense) - net	(29,559)	1,403
Operating income	221,096	155,631
Interest expense	389,197	369,314
Loss on marketable securities	—	(13,378)
Equity in earnings of nonconsolidated affiliates	2,994	1,226
Other (expense) income – net	(5,700)	222,282
Loss before income taxes	(170,807)	(3,553)
Income tax benefit (expense)	20,415	(89,118)
Consolidated net loss	(150,392)	(92,671)
Amount attributable to noncontrolling interest	4,293	(2,816)
Net loss attributable to the Company	$(154,685)	$(89,855)

The Company’s revenue decreased approximately $10.0 million and direct operating and SG&A expenses decreased approximately $10.0 million, due to the effects of foreign exchange movements during the third quarter of 2010 as compared to the same period of 2009.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for September 30, 2010 and December 31, 2009 was:

(In millions)	September 30, 2010	December 31, 2009

Cash	$1,700.8	$1,884.0
Total Current Assets	$3,401.7	$3,658.8
Net Property, Plant and Equipment	$3,186.5	$3,332.4
Total Assets	$17,393.5	$18,047.1
Current Liabilities (excluding current portion of long-term debt)	$1,143.8	$1,145.4
Long-Term Debt (including current portion of long-term debt)	$20,538.5	$20,701.9
Shareholders’ Deficit	$(7,219.6)	$(6,844.7)

TABLE 3 – Restructuring Program Costs

The Company incurred the following costs, included in Direct operating, SG&A and Corporate expenses, in conjunction with its restructuring program:

(In millions)
	Three Months Ended September 30,
	2010	2009
Radio Broadcasting	$0.1	$7.5
Americas Outdoor	0.3	2.4
International Outdoor	2.2	3.5
Other	0.1	2.1
Corporate	0.3	7.6
Total	$3.0	$23.1

TABLE 4 – Total Debt

At September 30, 2010 and December 31, 2009, CC Media Holdings had total debt of:

(in millions)	September 30, 2010	December 31, 2009
Senior Secured Credit Facilities	$14,095	$13,928
Other secured debt	6	5
Total Consolidated Secured Debt	14,101	13,933

Senior Cash Pay and Senior Toggle Notes	1,626	1,711
Clear Channel Senior Notes	2,911	3,268
Subsidiary Senior Notes	2,500	2,500
Other long-term debt	66	78
Purchase accounting adjustments and original issue discount	(666)	(788)
Total long term debt (including current portion of long-term debt)	$20,538	$20,702

Liquidity and Financial Position

For the nine months ended September 30, 2010, cash flow provided by operating activities was $316.5 million, cash flow used for investing activities was $165.3 million, and cash flow used for financing activities was $334.4 million for a net decrease in cash of $183.2 million.

The senior secured credit facilities currently require Clear Channel Communications, Inc. (“Clear Channel”) to comply on a quarterly basis with a financial covenant limiting the ratio of Clear Channel’s consolidated secured debt, net of cash and cash equivalents, to Clear Channel’s consolidated adjusted EBITDA3 for the preceding four quarters.  The maximum ratio under this covenant is currently set at 9.5:1.  At September 30, 2010, the Company’s ratio was 7.1:1.

3Clear Channel’s consolidated adjusted EBITDA for the preceding four quarters of $1.7 billion is calculated as  operating income for the period before depreciation, amortization and other operating (expense)-net, plus impairment charges, all as shown on the consolidated statement of operations, and non-cash compensation, and is further adjusted for certain items, including:  (i) an increase for expected cost savings (limited to $100.0 million in any twelve month period) of $54.3 million; (ii) an increase of $13.8 million for cash received from nonconsolidated affiliates; (iii) an increase of $51.3 million for non-cash items; (iv) an increase of $94.1 million related to restructuring charges and other costs/expenses; and (v) an increase of $13.1 million for various other items.

Supplemental Disclosure Regarding Non-GAAP Financial Information

Operating Income (Loss) before Depreciation and Amortization (D&A), Non-cash Compensation Expense and Other Operating Income (Expense) – Net (OIBDAN)

The following tables set forth the Company’s OIBDAN for the three months ended September 30, 2010 and 2009.  The Company defines OIBDAN as consolidated net income (loss) adjusted to exclude non-cash compensation expense and the following line items presented in its Statement of Operations: Income tax benefit (expense); Other income (expense) - net; Equity in earnings (loss) of nonconsolidated affiliates; Loss on marketable securities; Interest expense; Other operating income (expense) – net; and D&A.

The Company uses OIBDAN, among other things, to evaluate the Company's operating performance.  This measure is among the primary measures used by management for planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management.  This measure is an important indicator of the Company's operational strength and performance of its business because it provides a link between profitability and cash flows from operating activities.  It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management.  It helps improve investors’ ability to understand the Company's operating performance and makes it easier to compare the Company's results with other companies that have different capital structures, stock option structures or tax rates.  In addition, the Company believes this measure is also among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies.  OIBDAN is not necessarily a measure of the Company's ability to fund its cash needs.  As it excludes certain financial information compared with operating income and net income (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded.

In addition, because a significant portion of the Company’s advertising operations are conducted in foreign markets, principally the Euro area, the United Kingdom and China, management reviews the operating results from its foreign operations on a constant dollar basis.  A constant dollar basis (in which a foreign currency adjustment is made to show the 2010 actual foreign revenues and expenses at average 2009 foreign exchange rates) allows for comparison of operations independent of foreign exchange movements.

As required by the SEC, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN for each segment to consolidated operating income; (ii) Revenue excluding foreign exchange effects to revenue; (iii) Expense excluding foreign exchange effects to expenses; (iv) Expense excluding non-cash compensation expense to expenses; and (v) OIBDAN to net income.

Reconciliation of OIBDAN for each segment to Consolidated Operating Income (Loss)

(In thousands)	Operating income (loss)	Non-cash compensation expense	Depreciation and amortization	Other operating income (expense) – net	OIBDAN

Three Months Ended September 30, 2010
Radio Broadcasting	$234,938	$1,746	$64,657	$—	$301,341
Americas Outdoor	84,440	2,207	53,139	—	139,786
International Outdoor	10,970	658	50,694	—	62,322
Other	3,275	—	13,139	—	16,414
Other operating expense – net	(29,559)	—	—	29,559	—
Corporate	(82,968)	3,732	2,450	—	(76,786)
Consolidated	$221,096	$8,343	$184,079	$29,559	$443,077

Three Months Ended September 30, 2009
Radio Broadcasting	$202,549	$2,070	$63,008	$—	$267,627
Americas Outdoor	63,583	1,775	54,102	—	119,460
International Outdoor	(21,604)	537	56,951	—	35,884
Other	(8,535)	—	14,086	—	5,551
Other operating income – net	1,403	—	—	(1,403)	—
Corporate	(81,765)	4,834	2,042	—	(74,889)
Consolidated	$155,631	$9,216	$190,189	$(1,403)	$353,633

Reconciliation of Revenue excluding Foreign Exchange Effects to Revenue

(In thousands)	Three Months Ended September 30,		%
	2010	2009	Change

Consolidated Revenue	$1,477,347	$1,393,973	6%
Excluding: Foreign exchange (increase) decrease	10,037	—
Revenue excluding effects of foreign exchange	$1,487,384	$1,393,973	7%

Americas Outdoor revenue	$333,269	$312,537	7%
Excluding: Foreign exchange (increase) decrease	(2,498)	—
Americas Outdoor revenue excluding effects of foreign exchange	$330,771	$312,537	6%

International Outdoor revenue	$361,817	$348,085	4%
Excluding: Foreign exchange (increase) decrease	12,535	—
International Outdoor revenue excluding effects of foreign exchange	$374,352	$348,085	8%

Reconciliation of Expense (Direct Operating and SG&A Expenses) excluding Foreign Exchange Effects to Expense

(In thousands)	Three Months Ended September 30,		%
	2010	2009	Change

Consolidated expense	$962,095	$969,833	(1%)
Excluding: Foreign exchange (increase) decrease	9,981	—
Consolidated expense excluding effects of foreign exchange	$972,076	$969,833	0%

Americas Outdoor expense	$195,690	$194,852	0%
Excluding: Foreign exchange (increase) decrease	(1,931)	—
Americas Outdoor expense excluding effects of foreign exchange	$193,759	$194,852	(1%)

International Outdoor expense	$300,153	$312,738	(4%)
Excluding: Foreign exchange (increase) decrease	11,912	—
International Outdoor expense excluding effects of foreign exchange	$312,065	$312,738	0%

Reconciliation of OIBDAN excluding Foreign Exchange Effects to OIBDAN

(In thousands)	Three Months Ended September 30,		%
	2010	2009	Change

Consolidated OIBDAN	$443,077	$353,633	25%
Excluding: Foreign exchange (increase) decrease	56	—
Consolidated OIBDAN excluding effects of foreign exchange	$443,133	$353,633	25%

Americas Outdoor OIBDAN	$139,786	$119,460	17%
Excluding: Foreign exchange (increase) decrease	(567)	—
Americas Outdoor OIBDAN excluding effects of foreign exchange	$139,219	$119,460	17%

International Outdoor OIBDAN	$62,322	$35,884	74%
Excluding: Foreign exchange (increase) decrease	623	—
International Outdoor OIBDAN excluding effects of foreign exchange	$62,945	$35,884	75%

Reconciliation of Expense (Direct Operating and SG&A Expenses) excluding Non-cash compensation expense to Expense

(In thousands)	Three Months Ended September 30,		%
	2010	2009	Change
Radio Broadcasting	$443,439	$437,675	1%
Less: Non-cash compensation expense	(1,746)	(2,070)
	441,693	435,605	1%

Americas Outdoor	195,690	194,852	0%
Less: Non-cash compensation expense	(2,207)	(1,775)
	193,483	193,077	0%

International Outdoor	300,153	312,738	(4%)
Less: Non-cash compensation expense	(658)	(537)
	299,495	312,201	(4%)

Other	45,435	45,123	1%
Less: Non-cash compensation expense	—	—
	45,435	45,123	1%

Eliminations	(22,622)	(20,555)

Plus: Non-cash compensation expense	4,611	4,382
Consolidated divisional operating expenses	$962,095	$969,833	(1%)

Reconciliation of OIBDAN to Net income (Loss)

(In thousands)	Three Months Ended September 30,		%
	2010	2009	Change

OIBDAN	$443,077	$353,633	25%
Non-cash compensation expense	8,343	9,216
Depreciation and amortization	184,079	190,189
Other operating income (expense) – net	(29,559)	1,403
Operating income	221,096	155,631

Interest expense	389,197	369,314
Loss on marketable securities	—	(13,378)
Equity in earnings of nonconsolidated affiliates	2,994	1,226
Other (expense) income– net	(5,700)	222,282
Loss before income taxes	(170,807)	(3,553)
Income tax benefit (expense)	20,415	(89,118)
Consolidated net loss	(150,392)	(92,671)
Amount attributable to noncontrolling interest	4,293	(2,816)
Net loss attributable to the Company	$(154,685)	$(89,855)

Quarterly information regarding the sale of the Company’s Taxi Media business can be found in the Company’s first quarter 2010 earnings release, which is available on the Company’s website.

About CC Media Holdings, Inc.

CC Media Holdings, the parent company of Clear Channel Communications, is a global media and entertainment company specializing in mobile and on-demand entertainment and information services for local communities and premier opportunities for advertisers. The company's businesses include radio and outdoor displays.

For further information contact: Randy Palmer, Director of Investor Relations, (210) 822-2828, or visit the Company’s web site at www.clearchannel.com or www.ccmediaholdings.com.

Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of CC Media Holdings and its subsidiaries, including Clear Channel Communications, Inc. and Clear Channel Outdoor Holdings, Inc.  to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates” and “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in business, political and economic conditions in the U.S. and in other countries in which the Company currently does business (both general and relative to the advertising industry); changes in operating performance; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in governmental regulations and policies and actions of regulatory bodies; changes in capital expenditure requirements; fluctuations in exchange rates and currency values; fluctuations in interest rates; changes in tax rates; shifts in population and other demographics; and access to capital markets and changes in credit ratings. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this document. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including in the section entitled “Item 1A. Risk Factors” of CC Media Holdings’ Annual Report on Form 10-K for the period ended December 31, 2009. Except as otherwise stated in this release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.